Exhibit 10.4

FIRST AMENDMENT

TO

AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP

OF

OZ ADVISORS LP

August 30, 2019

This First Amendment (this “Amendment”) to the Amended and Restated Agreement of Limited Partnership of OZ ADVISORS LP, a Delaware limited partnership (the “Partnership”), dated as of February 7, 2019 (as amended, supplemented or modified from time to time, the “Partnership Agreement”) amends the Partnership Agreement as set forth herein. All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Partnership Agreement.

WHEREAS, Sculptor Capital Holding Corporation (f/k/a Och-Ziff Holding Corporation), a Delaware corporation, as general partner of the Partnership (the “General Partner”) desires to change the name of the Partnership from “OZ Advisors LP” to “Sculptor Capital Advisors LP”;

WHEREAS, pursuant to Section 2.2 and Section 10.2 of the Partnership Agreement, the General Partner may amend the Partnership Agreement to change the name of the Partnership; and

WHEREAS, (a)(i) the name of the General Partner will be changed to “Sculptor Capital Holding Corporation” and (ii) the name of Och-Ziff Capital Management Group Inc., a Delaware corporation, will be changed to “Sculptor Capital Management, Inc.”, with each name change listed above in this clause (a) to become effective at 12:01 a.m. Eastern Time on September 12, 2019, and (b)(i) the name of OZ Management LP, a Delaware limited partnership, will be changed to “Sculptor Capital LP” and (ii) the name of OZ Advisors II LP, a Delaware limited partnership, will be changed to “Sculptor Capital Advisors II LP”, with each name change listed above in this clause (b) to become effective at 12:02 a.m. Eastern Time on September 12, 2019.

NOW, THEREFORE, in consideration of the mutual promises and agreements herein made and intending to be legally bound hereby, the Partnership Agreement shall hereby be amended as follows:

1. The definition of “Och-Ziff” in Section 1.1 of the Partnership Agreement is hereby amended in its entirety by the following and all references to “Och-Ziff” in the Partnership Agreement shall be deemed to be references to “Sculptor”:

“Sculptor” means Sculptor Capital Management, Inc. (f/k/a Och-Ziff Capital Management Group Inc.), a Delaware corporation, and any successor thereto.

2. The definition of “Och-Ziff Board” in Section 1.1 of the Partnership Agreement is hereby amended in its entirety by the following and all references to “Och-Ziff Board” in the Partnership Agreement shall be deemed to be references to “Sculptor Board”:

“Sculptor Board” means the Board of Directors of Sculptor.

3. The definition of “Och-Ziff Group” in Section 1.1 of the Partnership Agreement is hereby amended in its entirety by the following and all references to “Och-Ziff Group” in the Partnership Agreement shall be deemed to be references to “Sculptor Group”:

“Sculptor Group” means Sculptor and its Subsidiaries (including the Operating Group Entities), their respective Affiliates, and any investment funds and accounts managed by any of the foregoing.

4. The definition of “Och-Ziff Incentive Plan” in Section 1.1 of the Partnership Agreement is hereby amended in its entirety by the following and all references to “Och-Ziff Incentive Plan” in the Partnership Agreement shall be deemed to be references to “Sculptor Incentive Plan”:

“Sculptor Incentive Plan” means the Och-Ziff Capital Management Group LLC 2013 Incentive Plan (as amended, modified, supplemented or restated from time to time), or any predecessor or successor plan.

5. The Partnership Agreement is hereby amended by replacing Section 2.2 thereof in its entirety by the following:

Section 2.2 Partnership Name. The name of the Partnership is “Sculptor Capital Advisors LP”. The name of the Partnership may be changed from time to time by the General Partner.

6. The Partnership Agreement is hereby amended by replacing Section 10.14 thereof in its entirety by the following:

Section 10.14 Ownership and Use of Name. The names “Sculptor” and “OZ” are the property of the Partnership and/or its Affiliates and no Partner, other than the General Partner (subject to the second sentence of this Section 10.14 and the terms of the Governance Agreement), may use (a) the names “Sculptor,” “Sculptor Capital,” “Sculptor Capital Management,” “Sculptor Capital Management, Inc.,” “Sculptor Capital Holding Corporation,” “Sculptor Capital LP,” “Sculptor Capital Advisors LP,” “Sculptor Capital Advisors II LP,” “OZ,” “Och,” “Och-Ziff,” “Och-Ziff Capital Management Group,” “Och-Ziff Capital Management Group LLC,” “Och-Ziff Holding Corporation,” “Och-Ziff Holding LLC,” “OZ Advisors LP,” “OZ Advisors II LP” or “OZ Management LP” or any name that includes “Sculptor,” “Sculptor Capital,” “Sculptor Capital Management,” “Sculptor Capital Management, Inc.,” “Sculptor Capital Holding Corporation,” “Sculptor Capital LP,” “Sculptor Capital Advisors LP,” “Sculptor Capital Advisors II LP,” “OZ,” “Och,” “Och-Ziff,” “Och-Ziff Capital Management Group,” “Och-Ziff Capital Management Group LLC,” “Och-Ziff Holding Corporation,” “Och-Ziff Holding LLC,” “OZ Advisors LP,” “OZ Advisors II LP” or “OZ Management LP” or any variation thereof, or any other name of the General Partner or the Partnership or their respective Affiliates, (b) any other name to which the name of the Partnership, the General Partner, or any of their Affiliates is changed, or (c) any name confusingly similar to a name referenced or described in clause (a) or (b) above, including, without limitation, in connection with or in the name of new business ventures, except pursuant to a written license with the Partnership and/or its Affiliates that has been approved by the General Partner. The General Partner may use and permit others to use the names and marks “Och”, “Ziff” and “Och-Ziff” in connection with the business of the Partnership until and including December 31, 2019, following which the General Partner shall cease using such names and marks as names, trademarks or service marks; provided, however, that the foregoing shall not prevent (i) the Och-Ziff Group from continuing to use such names and marks as expressly required by applicable law, regulation or order, and (ii) the Och-Ziff Group from referring to its former name and mark (for example, “formerly known as the Och-Ziff Group”).

7. All references, as applicable, in the Partnership Agreement to (i) “Och-Ziff Holding Corporation” shall be deemed to refer to “Sculptor Capital Holding Corporation (f/k/a Och-Ziff Holding Corporation),” (ii) “OZ Management LP” shall be deemed to refer to “Sculptor Capital LP (f/k/a OZ Management LP),” (iii) “OZ Advisors LP” shall be deemed to refer to “Sculptor Capital Advisors LP (f/k/a OZ Advisors LP),” (iv) “OZ Advisors II LP” shall be deemed to refer to “Sculptor Capital Advisors II LP (f/k/a OZ Advisors II LP)” and (v) “Och-Ziff Capital Management Group Inc.” shall be deemed to refer to “Sculptor Capital Management, Inc. (f/k/a Och-Ziff Capital Management Group Inc.).”

8. Except as specifically amended hereby, the terms, covenants, provisions and conditions of the Partnership Agreement shall remain unmodified and continue in full force and effect and, except as amended hereby, all of the terms, covenants, provisions and conditions of the Partnership Agreement are hereby ratified and confirmed in all respects.

9. This Amendment shall be governed by, interpreted, construed and enforced in accordance with the laws of the State of Delaware without regard to choice of law rules that would apply the law of any other jurisdiction.

* * * *

This Amendment shall become effective at 12:02 a.m. Eastern Time on September 12, 2019.

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IN WITNESS WHEREOF, this Amendment is executed and delivered as of the date first written above by the undersigned.

GENERAL PARTNER:

SCULPTOR CAPITAL HOLDING CORPORATION, a Delaware corporation

By:	/s/ Wayne Cohen
Name:	Wayne Cohen
Title:	President and Chief Operating Officer